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                                                                    Exhibit 23.5

The Board of Directors
Consep, Inc.


     We hereby consent to the use of our opinion regarding tax treatment as an exhibit to the Registration Statement, and to the reference to this firm in the Joint Proxy Statement-Prospectus wherever it appears. In giving such consent, we do not hereby admit that we are in the category of persons whose consent in required under Section 7 of the Securities Act of 1933, as amended.



                                                 Very truly yours,

                                                 /s/ Ater Wynne LLP

                                                 ATER WYNNE LLP

September 29, 1998